SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             JANUARY 31, 2006
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
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(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

#134, 9663 Santa Monica Blvd,
Beverly Hills, California                   90210
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(Address of principal executive offices)  (Zip Code)

                            310-435-0435
                            ------------
          Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 30, 2006, Cimbix Corporation (the "Registrant" or the "Company") and its subsidiary, Petsmobility Inc. (the "Subsidiary") entered into an asset purchase agreement with On4 Communications, Inc., formerly Petsmobility Networks (Canada) Inc. ("On4"), to purchase certain assets from On4 for $300,000. The assets include certain contracts, intangibles as well as the non-exclusive worldwide rights to market and distribute the PetsCell and PetsMobility brand products and services through the PetsMo website, one of the assets purchased.

The Registrant intends to contribute the purchased assets to the Subsidiary, which will operate the business related to the purchased assets. The Subsidiary will be changing its name from Petsmobility Inc. to PetsMo Inc. and shall pay On4 an ongoing royalty payment of 20% of net profits before taxes of all net profits before taxes attributable to the purchased assets. The asset purchase agreement will allow the Registrant the flexibility to enter into ventures and partnerships as it adds new product lines to the existing web portal.

The PetsMo web site is a portal providing a directory of pet related information on the internet with news, media, directories, games, shopping, discussion forums, and other services. It is an online community where people with similar interests can exchange ideas from many different locations. The Petsmo web site is the foundation for the company's business. The interactive community is a forum that allows members from all over the world to interact on a variety of pet related matters. The forum provides members in their respective geographic regions and cities to populate the site with regional, specific content. For example, the best place to walk your dogs, the best place to get nutritional snacks for your pets, special events, restaurants allowing pets, etc. Pet lovers of all ages can engage themselves in discussions about pet related lifestyle issues, pet dating, veterinarians, breeds, pet astrology, off leash parks, instant messaging, chat forums, pet reviews, pet listings, news and articles.

The PetsMo web site is also designed so members can interact with sponsors, thus providing links, advertising and opportunities for the Company for additional revenue streams. PetsMo has a venue for its members to have direct access to top quality customer service.

Of the $300,000 purchase price, $50,000 was paid in cash (monies already paid in connection with the previous Petsmobility license agreement (See Item 1.02 below)), and the balance paid through the issuance of 1,923,077 shares of common stock of the Company.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Concurrently on January 30, 2006, the Registrant mutually entered into an agreement with On4 to rescind the exclusive worldwide marketing and distribution license agreement dated June 16, 2005. The Registrant agreed to change the name of its wholly owned subsidiary from Petsmobility Inc. to Petsmo Inc. and the $50,000 advanced to On4 from the Registrant for the license agreement was applied purchase price of the assets in connection with the new asset purchase agreement referred to in Item 1.10 above. The mutual rescission no longer commits the Registrant to pay research and development costs or an ongoing 5% on all gross revenues earned on product sales. The Registrant can refocus its resources to better align itself with its business while omitting the substantial capital investment it requires to pay for design and manufacturing costs.

ITEM 2.01  COMPLETION OF ACQUISITION

See Item 1.01 above.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

C)  EXHIBITS

Exhibit      Description
-------	   -----------------

99.1 Asset Purchase Agreement between Cimbix Corporation, Petsmobility Inc. and On4 Communications, Inc. dated January 30, 2006
99.2 Rescission Agreement between Cimbix Corporation and On4 Communications Inc. dated January 30, 2006




                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   February 3, 2006
                                        By:  /s/ ROBERT ROSNER
                                            -----------------------
                                             ROBERT ROSNER
                                             President, Director